UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2025

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Texas	001-08675	81-0305822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4438 W. Lovers Lane, Unit 100, Dallas, TX 75209

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (406) 606-4117

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	UAMY	NYSE American
Common Stock, $0.01 par value	UAMY	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

Reincorporation

On August 28, 2025, United States Antimony Corporation (the “Company”) completed the conversion of its state of incorporation from the State of Montana to the State of Texas (the “Reincorporation”) by means of a Plan of Conversion, effective August 13, 2025 (the “Plan of Conversion”). The Reincorporation, including the principal terms of the Plan of Conversion, was submitted to a vote of, and approved by, the Company’s stockholders at the Company’s 2025 Annual Meeting of Stockholders held on July 31, 2025 (the “2025 Annual Meeting”), as set forth in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 12, 2025 (the “Proxy Statement”).

The Reincorporation was accomplished by filing a Certificate of Formation (the “Certificate of Formation”) and a Certificate of Conversion (the “Certificate of Conversion”) with the Secretary of State of the State of Texas as well as Articles of Domestication out of Montana with the Secretary of State of Montana. In connection with the Reincorporation, the Company’s board of directors adopted new bylaws (the “Bylaws”).

Upon the effectiveness of the Reincorporation at the time of filing in Texas on August 18, 2025 (and subsequent filings in Montana on August 28, 2025):

•	The Company’s state of incorporation changed from the State of Montana to the State of Texas.

•	The affairs of the Company ceased to be governed by the Montana Business Corporation Act and the Company’s existing charter and bylaws, and instead, became governed by the Texas Business Organizations Code, the Certificate of Formation and the Bylaws.

•	The Company continues to be the same entity and continues with all of the same rights, privileges and powers.

•	The Company continues to have the same name, possesses all of the same properties, continues with all of the same debts, liabilities and obligations, and continues with the same officers and directors as immediately prior to the Reincorporation.

•	Each outstanding share of common stock, par value $0.01 per share (“Montana Corporation Common Stock”), of the Montana corporation shall represent one outstanding share of common stock, par value $0.01 per share (“Texas Corporation Common Stock”), of the Texas corporation and each outstanding certificate representing Montana Corporation Common Stock shall be deemed an equivalent certificate representing Texas Corporation Common Stock.

•	Each outstanding warrant, option or right to acquire shares of Montana Corporation Common Stock will continue in existence and automatically become a warrant, option or right to acquire an equal number of shares of Texas Corporation Common Stock under the same terms and conditions.

•	The Company’s common stock will continue to be traded on the NYSE American and NYSE Texas under the symbol “UAMY.”

The Reincorporation did not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor did it result in any change in location of the Company’s current employees, including management. The Reincorporation did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements will continue to be the rights and obligations of the Company after the Reincorporation. The daily business operations of the Company will continue as they were conducted prior to the Reincorporation. The consolidated financial condition and results of operations of the Company immediately after consummation of the Reincorporation remain the same as immediately before the Reincorporation.

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Certain rights of the Company’s stockholders were changed as a result of the Reincorporation. A more detailed description of the Plan of Conversion, the Certificate of Formation, the Bylaws, the Certificate of Conversion and the effects of the Reincorporation, is set forth in Proposal 2 of the Proxy Statement, and the description contained therein is incorporated herein by reference. Copies of the Certificate of Formation, the Bylaws, the Certificate of Conversion, and the Articles of Domestication Out of Montana are attached hereto as Exhibits 3.1, 3.2, 3.3, and 3.4, respectively, and are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Formation of United States Antimony Corporation, filed with the Secretary of State of the State of Texas on August 18, 2025, and effective August 18, 2025.

3.2	Bylaws of United States Antimony Corporation (a Texas corporation), effective August 18, 2025.

3.3	Certificate of Conversion of United States Antimony Corporation, filed with the Secretary of State of the State of Texas on August 14, 2025, and effective August 18, 2025.

3.4	Articles of Domestication Out of Montana, filed with the Secretary of State of Montana on August 28, 2025, and effective August 28, 2025

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Dated: September 2, 2025	By:	/s/ Richard R. Isaak
Richard R. Isaak
SVP, Chief Financial Officer

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